SECURITIES AND EXCHANGE COMMISSION

Washington, DC20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)

145 Highview Terrace, Hawthorne, NJ 07506

(Address of Principal Executive Offices) (Zip Code)

(973) 544-6116

 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Company Contact:	Investor Contact:
Michael Cohen, CEO	LHA
973-544-6116	Jody Cain
info@proteonomix.com	310-691-7100, jcain@lhai.com
@LHA_IR_PR

Preclinical Research with Proteonomix’s UMK-121 Featured in Oral Presentation at the International Society for Cellular Therapy 18th Annual Meeting

HAWTHORNE, N.J. (June 7, 2012) – Proteonomix, Inc. (OTC/BB: PROT), a biotechnology company focused on developing therapeutics based upon human cells and their derivatives, announces the oral presentation by Chief Scientific Officer Ian McNiece, Ph.D., of research related to the Company’s UMK-121 technology today at the International Society for Cellular Therapy (ISCT) 18th Annual Meeting underway in Seattle.

“The 2012 ISCT Annual Meeting in Seattle celebrates the Society’s 20th anniversary and has attracted a record number of delegates representing more than 40 countries,” stated ISCT Executive Director Queenie Jang.  The ISCT Annual Meeting is the largest translational cell therapy-focused meeting in the world and is intended to showcase the most current technology regarding a wide range of cellular therapies.  Attendees included clinicians, scientists, regulatory professionals and industry personnel.  The ISCT received hundreds of abstracts of which only 36 were accepted for oral presentation at the Annual Meeting.

“We are delighted that our abstract ‘Mobilization of Mesenchymal Stem Cells from the Bone Marrow to Peripheral Blood’ was among those chosen for oral presentation at this prestigious conference,” said Dr. McNiece.  “Mesenchymal stem cells, which are produced in bone marrow, are showing promise in the treatment of many diseases.  This research demonstrated the ability of combinations of approved drugs to mobilize these multi-potent cells to peripheral blood circulation in animal models including mice, rats and non-human primates.  The cocktail technology is the basis of Proteonomix’s UMK-121 technology and could have widespread application with the potential to be administered multiple times rather than as a single treatment.”

Proteonomix UMK-121 is a combination of two approved drugs to mobilize a particular type of stem cell from bone marrow.  Proteonomix is developing Phase 1/2 clinical trials with UMK-121 in patients with end-stage liver disease and as an adjunct therapy for bone marrow transplant patients.  Additional applications the UMK-121 technology could include the repair of cardiac damage, ischemic limb damage and neural damage.

About Proteonomix, Inc.

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives.  The Proteonomix family of companies includes Proteoderm, StromaCel, PRTMI and THOR Biopharma.  Proteoderm is a wholly owned subsidiary that has developed an anti-aging line of skin care products, which will be available in select U.S. physician offices late in the third quarter or early in the fourth quarter.  StromaCel develops therapeutic modalities for the treatment of cardiovascular disease, with plans to file an IND application for post-myocardial infarction treatment.  Proteonomix Regenerative Translational Medicine Institute, Inc. (PRTMI) intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine.  Additional information is available at www.proteonomix.com and www.proteoderm.com.

Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that statements made in this press release constitute forward-looking statements and makes no guarantee of future performance. Actual results or developments may differ materially from projections. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: June 7, 2012

By: /s/ Michael Cohen

Name: Michael Cohen

President